UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 12, 2004

Pemco Aviation Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-13829	84-0985295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1943 North 50th Street Birmingham, Alabama	35212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(205) 592-0011

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On October 12, 2004, the Audit Committee of the Board of Directors (the Audit Committee) of Pemco Aviation Group, Inc. (the Company) dismissed the Company’s independent registered public accounting firm, Ernst & Young LLP (Ernst & Young), which dismissal became effective on October 12, 2004. The Audit Committee also engaged Grant Thornton LLP (Grant Thornton) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2004, which engagement became effective on October 12, 2004.

Ernst & Young’s reports on the Company’s financial statements for the fiscal years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

Following is a description of all “disagreements” described in Item 304(a)(1)(iv) of Regulation S-K promulgated by the Securities and Exchange Commission that occurred with respect to the Company and Ernst & Young between January 1, 2002 and October 12, 2004.

In performing its review for the quarterly period ended June 30, 2003, Ernst & Young disagreed with management of the Company relating to the Company’s proposed adjustment, in the quarterly period ended March 31, 2003, of the workers’ compensation reserve. Management represented to Ernst & Young that there had been an error in the first quarter related to the workers’ compensation reserve. Management indicated that the entry to reduce the workers’ compensation accrual was the result of a mathematical mistake by the actuary. Upon further review by Ernst & Young, including discussions between Ernst & Young and the Company’s actuary, Ernst & Young concluded that the adjustment in the first quarter was a change in estimate resulting from an appropriate change in certain assumptions underlying the workers’ compensation reserve, not an error that resulted from a mathematical mistake. Management subsequently concluded that the matter represented a change in estimate and accounted for it accordingly. The Audit Committee discussed the subject matter of the disagreement with Ernst & Young. The Company has authorized Ernst & Young to respond fully to any inquiries of Grant Thornton concerning this subject matter.

Following is a description of all “reportable events” described in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission that occurred with respect to the Company between January 1, 2002 and October 12, 2004. The Company previously reported the events described below in (i) Item 9A of Part II of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, (ii) Item 4 of Part I of the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, and June 30, 2004, and (iii) Exhibit 99.1 to the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission on April 21, 2004.

During the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2003, Ernst & Young advised the Company’s Audit Committee it had identified reportable conditions that together constitute a material weakness in internal controls over financial reporting necessary to the Company’s development of reliable financial statements. The conditions Ernst & Young identified as together constituting the material weakness in internal controls involved the incorrect application of generally accepted accounting principles as a result of personnel in certain areas of the Company who did not have a full understanding of pertinent accounting and financial reporting principles and as a result of the untimely resolution of errors. The resulting reportable conditions were (i) the lack of appropriate analysis and support for revenue recognition matters; (ii) lack of appropriate analysis and support pertaining to estimates to complete certain contracts made in connection with projecting losses on contracts in a current period; (iii) lack of appropriate analysis and support for inventory accounting matters; and (iv) lack of appropriate analysis and support for the reconciliation of intercompany transactions. The Audit Committee discussed the subject matter with Ernst and Young.

As disclosed in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004, the Company continued to have a material weakness in internal control over financial reporting involving the incorrect application of generally accepted accounting principles as a result of personnel in certain areas of the company who did not have a full understanding of pertinent accounting and financial reporting principles. The Company had begun to implement remedial measures designed to address the material weakness in its internal control over financial reporting described above. Actions taken included re-evaluating and adding staff and level of expertise, increasing training of corporate and accounting staff to heighten awareness of generally accepted accounting principles, establishing policies and procedures designed to enhance coordination and reporting procedures between management and the Company’s accounting staff, centralizing review and monitoring of accounting issues, and allocating senior accounting personnel to provide additional on-site supervision of accounting functions.

The Company has authorized Ernst & Young to respond fully to any inquiries of Grant Thornton concerning the matters described above.

The Company provided Ernst & Young with a copy of the disclosures made in this filing and requested that Ernst & Young furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. The Company has received a letter from Ernst & Young addressed to the Securities and Exchange Commission indicating whether it agrees with the above statements. A copy of that letter, dated as of October 12, 2004, is attached hereto as Exhibit 16.1.

During the fiscal years ended December 31, 2003 and 2002, and through October 12, 2004, the effective date of Grant Thornton’s engagement, the Company did not consult with Grant Thornton regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any of the above-described matters that were reportable pursuant to Item 304(a)(iv) or (a)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Exhibit
16.1	Letter from Ernst & Young LLP dated October 17, 2004 to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2004	PEMCO AVIATION GROUP, INC.

	By:	/s/ John R. Lee
	Name:	John R. Lee
	Title:	Sr. Vice President and Chief
Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit
16.1	Letter from Ernst & Young LLP dated October 17, 2004 to the Securities and Exchange Commission.